UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

March 8, 2011 (March 3, 2011)

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its chapter)

Maryland	1-14007	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703		(608) 443-1600
(Address of principal executive offices)		(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on March 3, 2011. A quorum consisting of approximately 87.8% of the Company’s common stock issued and outstanding was represented either in person or by proxy. At the meeting the following proposals were approved by the stockholders:

1.	To elect one director to hold office for a term of five years, and until his successor is duly elected and qualified.

2.	To approve, by a non-binding advisory vote, of the compensation paid by the Company to its Named Executive Officers;

3.	To select, by a non-binding advisory vote, the frequency at which the stockholders of the Company will be asked to approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers;

4.	To vote on a Proposal to amend the 2008 Sonic Foundry Employee Stock Purchase Plan to increase the number of shares of common stock subject to the plan from 50,000 to 100,000.

5.	To ratify the appointment of Grant Thornton LLP as our independent auditors for the fiscal year ending September 30, 2011.

	For	Against	Withheld	Abstention	Broker Non-votes
Proposal #1:
Frederick H. Kopko, Jr.	894,486	—	129,265	—	2,219,408
Proposal #2	994,305	24,728	—	4,718	2,219,408
Proposal #4	918,146	101,645	—	3,960	2,219,408
Proposal #5	3,228,536	8,262	—	6,361	—

	1 Year	2 Years	3 Years	Abstention
Proposal #3	203,878	17,324	797,890	4,659

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.

(Registrant)

March 8, 2011	By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer